Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

NATIONAL HOLDINGS CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of National Holdings Corporation (the “Company”) on Form 10-K for the fiscal year ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Mullen, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael A. Mullen

Michael A. Mullen

Chief Executive Officer (Principal Executive Officer)

December 29, 2020